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                                                                     Exhibit 3.2
                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                MORNINGSTAR, INC.

                            (AN ILLINOIS CORPORATION)


                                    ARTICLE I

                                     OFFICES

       SECTION 1.1. REGISTERED OFFICE. The corporation will continuously maintain a registered office and a registered agent in the State of Illinois.


       SECTION 1.2. OTHER OFFICES. The corporation may maintain other offices within or outside of the State of Illinois, at such place or places as the board of directors may from time to time determine, or the business of the corporation may require, but at least one of its offices must be located at the registered office.


                                   ARTICLE II

                                  SHAREHOLDERS

       SECTION 2.1. ANNUAL MEETING. The annual meeting of the shareholders to elect directors and to transact any other business as may be stated in the notice of the meeting, will be held at such time as the board of directors will determine. If the board of directors fails to determine a time of the meeting, the annual meeting will be held on the second Monday in May of each year. If the day fixed for the annual meeting is a legal holiday, the meeting will be held on the next business day after that holiday.

       SECTION 2.2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the chairman of the board, the chief executive officer, the board of directors or the holders of not less than a majority of all the outstanding shares entitled to vote on the matter for which the meeting is being called or the purpose or purposes stated in the meeting notice.

       SECTION 2.3. PLACE OF MEETING. The board of directors may designate any place as the place of meeting for any annual meeting or for any special meeting called by the board of directors. Any special meeting called by the holders of not less than a majority of all the outstanding shares entitled to vote will be held at such place as stated in the notice of the meeting. If no designation is made, the place of meeting will be at the corporation's principal business office in Chicago, Illinois.

       SECTION 2.4. NOTICE OF MEETINGS. Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is being called, will be delivered to each shareholder of record entitled to vote

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at that meeting. In the case of a merger, consolidation, share exchange, dissolution or sale, lease, or exchange of assets, this notice must be sent not less than twenty or more than sixty days before the meeting date. In all other circumstances, the notice must be sent not less than ten days or more than sixty days before the meeting date. Notice may be made, either personally or by mail, and will be sent by or at the direction of the secretary, or the officer or persons calling the meeting. If mailed, notice will be deemed to be delivered when deposited in the United States mail, postage prepaid, and addressed to the shareholder's address as it appears on the records of the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place at which it is to take place are announced at the previously adjourned meeting.

       SECTION 2.5. FIXING OF RECORD DATE. The board of directors may fix a record date in advance for the purpose of determining which shareholders are entitled (i) to be notified of any shareholder meeting or any adjournment of it,
(ii) to vote at any of such meeting, (iii) to provide written consent to corporate action without a meeting, (iv) to receive payment of any dividend, or other distribution or allotment of any rights, or (v) to exercise any rights related to any change, conversion or exchange of shares or for the purpose of any other lawful action. The record date may not be set more than sixty (60) days in advance. In the case of a shareholder meeting related to a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, the record date may not be set be less than twenty (20) days before the date of that meeting. In the case of all other shareholder meetings, the record date may not be set less than ten (10) days before the meeting. If no record date is fixed, the record date for the determination of shareholders will be the date on which the notice of the meeting is mailed, or the date on which the board of directors adopts the resolution relating to it, as the case may be. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders will apply to any adjournment of the meeting.

       SECTION 2.6. VOTING LISTS. Within twenty days after the record date for a meeting of shareholders or ten days before the meeting takes place, whichever is earlier, the officer or agent responsible for the corporation's share transfer books will create a complete list of all shareholders entitled to vote at that meeting. This list will be arranged in alphabetical order and show the address of each shareholder and the number of shares registered in the shareholder's name. The list will be kept on file at the registered office of the corporation for a period of ten days prior to the meeting and will be available to shareholders that want to inspect and/or, at the shareholder's expense, copy it at any time during normal business hours. The list will also be available at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer books, or any duplicates kept in this State, will be prima facie evidence as to identity of the shareholders who are entitled to examine this list or share ledger or transfer book or to vote at any meeting of shareholders.

       SECTION 2.7. QUORUM. Unless otherwise provided in the articles of incorporation, the holders of a majority of the outstanding shares, entitled to vote on a matter, present in person or represented by proxy, will constitute a quorum at any meeting of shareholders, but in no event will a quorum consist of less than one-third of the outstanding shares entitled so to vote. If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is


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present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter will be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Business Corporation Act of Illinois or the articles of incorporation. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting will not cause a duly constituted quorum at that meeting to terminate.

       SECTION 2.8. PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express written consent or dissent to corporate action without a meeting may authorize another person or persons to act for the shareholder by proxy executed in writing by such shareholder or his or her duly authorized attorney-in-fact. To authorize another person or persons to act for the shareholder by proxy, the shareholder or his or her authorized attorney-in-fact must sign an appointment form and deliver it to the person so appointed. No such proxy is valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

       SECTION 2.9. VOTING OF SHARES. Each outstanding share, regardless of class, will be entitled to one vote upon each matter submitted to vote at a meeting of shareholders, with no rights to cumulate voting power in the election of directors.

       SECTION 2.10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of another corporation, domestic or foreign, may be voted by the officer, agent, proxy or other legal representative authorized to vote those shares under the laws of incorporation of that corporation.

       Shares registered in the name of a deceased person, a minor ward or a person under disability may be voted by the administrator, executor, or court appointed guardian of such person or such person's estate, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by the trustee, either in person or by proxy.

       Shares standing in the name of a receiver may be voted by that receiver. Shares held by or under the control of a receiver may be voted by the receiver without their being transferred into the receiver's name if the receiver was authorized to do so in the court order by which it was appointed.

       A shareholder whose shares are pledged will be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee will be entitled to vote the shares so transferred.

       Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement will not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. This counterpart is subject to the same


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right of examination by a shareholder of the corporation, in person or by agent or attorney, as is the above-referenced list of shareholders of the corporation, and may be examined by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose. The duration of any voting trust may not exceed ten years' time. The corporation is prohibited from voting, either directly or indirectly, shares of its own stock at any meeting and these shares will not be counted in determining the total number of outstanding shares at any given time. The only exception to this prohibition is that the corporation may vote shares of its own stock held by it in a fiduciary capacity and these shares will be counted in determining the total number of outstanding shares at any given time.

       SECTION 2.11. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder will, appoint one or more persons as inspectors for such meeting.

       These inspectors will ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

       Each report of an inspector will be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority will be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting will be prima facie evidence of those numbers and results.

       SECTION 2.12. INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided in the articles of incorporation, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote if a consent in writing is signed either (1) by all of the shareholders entitled to vote on the matter or (2) by the holders of outstanding shares having at least the number of votes necessary to authorize or take the action on the matter at a meeting if
(i) 5 days' prior written notice of the proposed action is given to all shareholders entitled to vote on the matter and (ii) after the effective date of the consent, prompt notice of the taking of the corporation action is delivered in writing to those shareholders who have not consented to it in writing.

       SECTION 2.13. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the chairman of the meeting orders or any shareholder demands that voting be by ballot.

                                   ARTICLE III

                                    DIRECTORS

       SECTION 3.1. GENERAL POWERS. The business of the corporation will be managed by or under the direction of its board of directors.


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       SECTION 3.2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation will be no fewer than five (5) and no more than twelve (12). The board of directors will determine by resolution the specific number of directors within that range. Each director will hold office until the next annual meeting of shareholders or until a successor will have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation. The number of directors may be increased or decreased from time to time by the amendment of this section; but no decrease will have the effect of shortening the term of any incumbent director.

       SECTION 3.3 REGULAR MEETINGS. A regular meeting of the board of directors will be held without other notice than this by-law immediately after the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than that resolution.

       SECTION 3.4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the chief executive officer, or any one director. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

       SECTION 3.5. NOTICE. Notice of any special meeting will be given at least 24 hours previous to that meeting by written notice to each director at the address designated by him or her. If mailed, notice will be deemed delivered when deposited in the United States mail, postage prepaid, and sent to the addressed designated by the director. If notice is given by facsimile, a copy of the notice will also be mailed to each addressee. The attendance of a director at any meeting will constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

       SECTION 3.6. QUORUM. A majority of the directors holding office pursuant to these by-laws will constitute a quorum for the transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors is present at that meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

       SECTION 3.7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present will be the act of the board of directors, unless the act of a greater number is required by these by-laws or the articles of incorporation.

       SECTION 3.8. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors. A director appointed to fill a vacancy will serve until the next meeting of shareholders at which directors are to be elected.


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       SECTION 3.9. ACTION WITHOUT A MEETING. Unless specifically prohibited in the articles of incorporation or these by-laws, any action that can be taken at a board of directors meeting or at a meeting of a committee of the board of directors may be taken without such a meeting if all of the directors or committee persons, as the case may be, that are entitled to vote on that action consent in writing to it. Any such consent signed by all the directors or all the members of the committee will have the same effect as a unanimous vote, and may be stated as such in any document filed with the Illinois Secretary of State.

       SECTION 3.10. COMPENSATION. Unless otherwise provided in the articles of incorporation, the board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, has the authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board. The directors may also be entitled to participate in any benefit plan as they determine. No such payment previously mentioned in this section will preclude any director from serving the corporation in any other capacity and receiving compensation for that service.

       SECTION 3.11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken will be conclusively presumed to have assented to the action taken unless the dissent of such director is entered in the minutes of the meeting or the director either files a written dissent to such action with the person acting as the secretary of the meeting before its adjournment or forwards such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. This right to dissent will not apply to a director who voted in favor of such action.

       SECTION 3.12. COMMITTEES. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may create one or more committees and designate two or more directors to serve on any such committee or committees. Any such committee or committees, to the extent provided in such resolution, will have and exercise the authority of the board of directors, except as otherwise required by law. Vacancies in the membership of any committee will be filled by the board of directors at a regular or special meeting of the board of directors. Each committee will keep regular minutes of its proceedings and report the same to the board of directors when required.

       SECTION 3.13. TELEPHONE CONFERENCE MEETINGS. Unless otherwise restricted by the articles of incorporation or these by-laws, members of the board of directors, or of any committee designated by the board of directors, may participate in and act at any meeting of the board of directors or any committee using a conference telephone or other communications equipment that allows all persons participating in the meeting to hear each other. Participation in such a manner constitutes attendance and presence in person at the meeting.

       SECTION 3.14. ATTENDANCE. Members of the board of directors, or of any committee designated by the board of directors, will attend meetings of the board or any committee, upon the frequency and such other conditions as are imposed by applicable law.


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                                   ARTICLE IV

                                    OFFICERS

       SECTION 4.1. NUMBER. The officers of the corporation will be a chairman of the board, a chief executive officer, a chief operating officer, a chief financial officer, a treasurer, a secretary, and such assistant treasurers, assistant secretaries or other officers as may be elected by the board of directors. Any two or more offices may be held by the same person.

       SECTION 4.2. ELECTION AND TERM OF OFFICE. The officers of the corporation will be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers is not held at such meeting, the election will be held as soon after that meeting as conveniently possible. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer will hold office until a successor has been duly elected and has qualified or until the death, resignation, or removal (in the manner hereinafter provided) of such officer. Election or appointment of an officer will not of itself create contract rights.

       SECTION 4.3. REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed.

       SECTION 4.4. CHAIRMAN OF THE BOARD. The chairman of the board will supervise and direct the chief executive officer, subject to the direction and control of the board of directors. He will preside at all meetings of the shareholders and of the board of directors. He may vote all securities which the corporation is entitled to vote. He will be elected by the board of directors and will hold office until the next annual meeting of directors or until his successor is elected and qualified. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the chairman of the board may execute for the corporation any instruments (including, without limitation, contracts, deeds, mortgages, bonds and certificates for the corporation's shares) which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer authorized by the board of directors, according to the requirements of the form of the instrument. He will execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be signed in a different manner and except where the execution of that document is expressly delegated by the board of directors to some other officer or agent of the corporation.

       SECTION 4.5. CHIEF EXECUTIVE OFFICER. The chief executive officer will be the principal executive officer of the corporation. Subject to the direction and control of the chairman of the board and the board of directors, the chief executive officer will


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direct the activities of the chief operating officer, the chief financial officer and the managing directors and in general supervise the business and affairs of the corporation. The chief executive officer will, in the absence of the chairman of the board, preside at all meetings of the shareholders and of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the chief executive officer may execute for the corporation any instruments (including, without limitation, contracts, deeds, mortgages and bonds) which the board of directors has authorized to be executed, and the chief executive officer may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. The chief executive officer may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be signed in a different manner and except where the execution of that document is expressly delegated by the board of directors to some other officer or agent of the corporation.

       SECTION 4.6. CHIEF OPERATING OFFICER. Subject to the direction and control of the chief executive officer and the board of directors, the chief operating officer will: (a) be in charge of the day-to-day operations of the corporation; (b) see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and (c) in general, discharge all duties incident to the office of the chief operating officer and such other duties as may be prescribed by the board of directors from time to time. In the event of the chief executive officer's absence, inability or refusal to act, the chief operating officer will perform the duties of the chief executive officer, and when so acting, will have all the powers of and be subject to all the restrictions upon the chief executive officer. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the chief operating officer may execute for the corporation any instruments (including, without limitation, contracts, deeds, mortgages, bonds and certificates for the corporation's shares) which the board of directors has authorized to be executed, and the chief operating officer may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. The chief operating officer may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be signed in a different manner and except where the execution of that document is expressly delegated by the board of directors to some other officer or agent of the corporation.

       SECTION 4.7. CHIEF FINANCIAL OFFICER. The chief financial officer will be the principal accounting and financial officer of the corporation. Subject to the direction and control of the chief executive officer, the chief financial officer will: (a) have general charge and supervision of the financial affairs of the corporation, including budgetary, accounting and statistical methods; and
(b) approve payment, or designate others serving under him to approve for payment, of all vouchers and warrants for disbursements of funds. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of


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directors or these by-laws, the chief financial officer may execute for the corporation any instruments (including, without limitation, contracts, deeds, mortgages and bonds) which the board of directors has authorized to be executed, and the chief financial officer may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. The chief financial officer may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be signed in a different manner and except where the execution of the document is expressly delegated by the board of directors to some other officer or agent of the corporation.

       SECTION 4.8. THE MANAGING DIRECTORS. The managing director (or in the event there be more than one managing director, each of the managing directors) will assist the chief executive officer in the discharge of the chief executive officer's duties as the chief executive officer may direct and will perform such other duties as from time to time may be assigned by the chairman of the board, the chief executive officer or the board of directors. In the event that the chief executive officer is not present or able or willing to act as chief executive officer and the chief operating officer is not present or able or willing to act as the chief executive officer, the managing director (or in the event there be more than one managing director, the managing directors in the order designated by the board of directors, or in the absence of any designation, then in the order of seniority of tenure as managing directors) will perform the duties of the chief executive officer, and when so acting, will have all the powers of and be subject to all the restrictions upon the chief executive officer. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the managing director (or each of them if there is more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and may further accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors according to the requirements of the form of the instrument.

       SECTION 4.9. THE TREASURER. The treasurer will: (a) be in charge of, and have responsibility for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible for them and for their receipt and disbursement; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the chairman of the board, the chief executive officer, the chief financial officer or the board of directors. If required by the board of directors, the treasurer will give a bond for the faithful discharge of all duties in such sum and with such surety or sureties as the board of directors may determine.

       SECTION 4.10. THE SECRETARY. The secretary will: (a) record the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each shareholder


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furnished to the secretary by that shareholder; (e) sign with the chairman of the board or any other officer authorized by the board of directors to sign certificates for shares of the corporation, the issue of which will have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the chairman of the board, the chief executive officer or by the board of directors.

       SECTION 4.11. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries will perform the duties assigned to them by the treasurer or the secretary, respectively, or by the chairman of the board, the chief executive officer or by the board of directors. The assistant secretaries may sign with the chairman of the board or any other officer authorized by the board of directors to sign certificates for shares of the corporation, the issue of which will have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers will, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors will determine.

       SECTION 4.12. SALARIES. The salaries of the officers will be fixed from time to time by the board of directors, and no officer will be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

                                    ARTICLE V

                       CONTRACTS, LOANS, CHECKS, DEPOSITS

       SECTION 5.1. CONTRACTS. The board of directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances.

       SECTION 5.2. LOANS. No loans will be contracted on behalf of the corporation, and no evidences of indebtedness will be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

       SECTION 5.3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation will be signed in the manner and by the officer or officers or agent or agents of the corporation that the board of directors may stipulate from time to time by resolution.


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       SECTION 5.4. DEPOSITS. All funds of the corporation not otherwise employed will be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                   ARTICLE VI

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

       The corporation will indemnify any and all persons whom it has the power to indemnify under the Business Corporation Act of Illinois against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by such Act and may, at the discretion of the board of directors, purchase and maintain insurance, at its expense, to protect itself and such persons against any such expense, fine, amount paid in settlement or other liability, whether or not the corporation would have the power to so indemnify such person under the Business Corporation Act of Illinois.

                                   ARTICLE VII

                           CERTIFICATES FOR SHARES AND
                                 THEIR TRANSFER

       SECTION 7.1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation will be signed by the chairman or a vice-chairman of the board of directors, if any, or the chief operating officer, the chief financial officer, the treasurer or an assistant treasurer or the secretary or an assistant secretary and may be sealed with the seal, or a facsimile of the seal, of the corporation, if the corporation uses a seal. The chief executive officer may also sign certificates representing shares of the corporation as a supernumerary. If a certificate is countersigned by a transfer agent or a registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles.

       Each certificate representing shares will also state that the corporation is organized under the laws of the State of Illinois; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents. Each certificate representing shares will be consecutively numbered or otherwise identified.

       The name and address of each shareholder, the number and class of shares held and the date on which the certificates for shares were issued will be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation will be deemed the owner of those shares for all purposes as regards the corporation. No certificate will be issued for any share until such share is fully paid.

       SECTION 7.2. LOST CERTIFICATES. If a certificate representing shares of the corporation is claimed to be lost, stolen or destroyed, the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued. In connection with the issuance of any such new certificate, the board may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to provide such


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indemnification, and may impose such other reasonable requirements, as the board deems necessary or desirable.

       SECTION 7.3. TRANSFERS OF SHARES. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation will issue a new certificate to the person entitled to it, and the old certificate will be cancelled and the transaction recorded upon the books of the corporation.

                                 ARTICLE VIII

                                 FISCAL YEAR

       The fiscal year of the corporation will be fixed by resolution of the board of directors.

                                  ARTICLE IX

                                  DIVIDENDS

       The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding and treasury shares in such manner and upon such terms and conditions as provided by law and the articles of incorporation.

                                  ARTICLE X

                                     SEAL

       The corporate seal, if any, will have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                  ARTICLE XI

                               WAIVER OF NOTICE

       Whenever any notice is required to be given under these by-laws, under the provisions of the articles of incorporation or under the provisions of the Business Corporation Act of Illinois, a waiver of that notice in writing and signed by the person or persons entitled to such notice, whether before or after the time stated for the notice, will be deemed equivalent to the giving of that notice. Attendance at any meeting will constitute waiver of notice of the meeting's occurrence unless the person at the meeting objects to the holding of the meeting because proper notice was not given.


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                                   ARTICLE XII

                                   AMENDMENTS

       The by-laws of the corporation may be made, altered, amended or repealed by the shareholders or the board of directors. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.